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                        INDEX TO EXHIBITS

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Exhibit
 No.          Description of Exhibit

 4.2          ServiceMaster 1994 Non-Employee Directors Share
              Option Plan as constituted on the date of the initial filing of this registration statement.

 4.3          Form of Option Agreement Providing for An Option
              Under the ServiceMaster 1994 Non-Employee Directors
              Share Option Plan.

 4.4          Form of Term Sheet Specifying Certain Option Terms.

 5            Opinion of Vernon T. Squires, General Counsel,
              ServiceMaster Limited Partnership, on the validity of the Shares.

 24.1         Consent of Arthur Andersen & Co.

 24.2 Consent of Vernon T. Squires (included in his opinion filed as Exhibit 5).
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